UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

______________

Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

13115 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2014, Applied Optoelectronics, Inc. (the “Company”) entered into the Business Loan Agreement, the Commercial Security Agreement and the Promissory Note (the “Loan Agreements”) with East West Bank. The Loan Agreements provide that the Company may borrow up to an aggregate amount of $5 million for acquisition of equipment.

The loan will have a seven month draw down period with interest payments due monthly commencing one month from the date of first draw and ending on the last day of the seven month draw down period. Thereafter, the entire outstanding principal balance shall be converted to a fifty three (53) month fully amortized term loan. The Company will make payments of equal principal plus accrued interest each month with the final monthly payment being for all principal and all accrued interest not yet paid. The Company may pay without penalty all or a portion of the amount owed earlier than due.

Under the Loan Agreements, the loan bears interest at an annual rate based on the London Interbank Offered Rate (LIBOR) for deposits in U.S. Dollars plus 2.75%.

The Company’s obligations under the Loan Agreements will be secured by substantially all of the Company’s tangible and intangible property, including but not limited to the Company’s inventory, accounts, instruments, and equipment.

The Loan Agreements shall be subject to customary financial covenants, including the maintenance of a minimum adjusted current ratio, measured on a quarterly basis, of 1.35 to 1.00, and minimum Adjusted EBITDA, measured quarterly on a rolling-4-quarter basis, of greater than or equal to $3.5 million for each reporting period ending June 30, 2014 and September 30, 2014, and $5.5 million for reporting period ending December 31, 2014 to December 31, 2015. The covenant levels for reporting period ending March 31, 2016 and thereafter are to be reset annually based on Company projections.

The Loan Agreements contain customary events of default that include, among others, non-payment of principal, interest or fees, violation of certain covenants, defective collateralization, inaccuracy of representations and warranties, and insolvency events. The occurrence of an event of default will increase the applicable rate of interest by 2.00% and could result in the acceleration of the Company’s obligations under the Loan Agreements.

The foregoing description of the Loan Agreements does not purport to be a complete statement of the parties’ rights and obligations under the Loan Agreements and is qualified in its entirety by reference to the full text of the Loan Agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Business Loan Agreement, dated July 31, 2014, between Applied Optoelectronics, Inc. and East West Bank.

10.2	Commercial Security Agreement, dated July 31, 2014, between Applied Optoelectronics, Inc. and East West Bank.

10.3	Promissory Note, dated July 31, 2014, between Applied Optoelectronics, Inc. and East West Bank.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2014	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo,
	Title:	General Counsel, Vice President and Secretary

3